Exhibit 99.1

World Kinect Corporation Reports Third Quarter 2025 Results
MIAMI—October 23, 2025—World Kinect Corporation (NYSE: WKC) today reported financial results for the third quarter of 2025.
Third Quarter 2025 Highlights
•Gross profit of $250 million
•GAAP net income of $26 million, or $0.46 per diluted share
•Adjusted net income of $30 million, or $0.54 per diluted share
•Adjusted EBITDA of $94 million
•Generated $116 million of operating cash flow
•Free cash flow of $102 million
Year-Over-Year Segment Profitability
•Aviation – Gross profit of $143 million, an increase of 11%, primarily attributable to higher profit contribution from our operated airport locations in Europe, increased government sales, and our business and general aviation activities.

•Land – Gross profit of $81 million, a decrease of 20%, primarily attributable to lower profit contribution from our liquid fuel business in North America, principally as a result of unfavorable market conditions, the sale of our U.K. land fuels and Brazil businesses, as well as the exit from certain North American land operations.

•Marine – Gross profit of $25 million, a decrease of 32%, principally due to lower bunker fuel prices and further reduced market volatility, as well as a lower profit contribution from certain physical locations.

Financial Summary
(Unaudited - in millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Volume (1)	4,283	4,443	(4)%	12,680	13,230	(4)%
Revenue	$9,392	$10,491	(10)%	$27,888	$32,407	(14)%
Gross profit	$250	$268	(7)%	$712	$767	(7)%
Operating expenses	$187	$196	(5)%	$1,001	$587	71%
Adjusted operating expenses	$181	$195	(7)%	$531	$576	(8)%
Income (loss) from operations	$63	$72	(13)%	$(289)	$181	(260)%
Operating margin	25%	27%		(41)%	24%
Adjusted income from operations	$69	$73	(7)%	$181	$191	(5)%
Adjusted operating margin	27%	27%		25%	25%
Net income (loss) including noncontrolling interest	$28	$35	(20)%	$(332)	$169	(296)%
Adjusted EBITDA	$94	$100	(6)%	$262	$267	(2)%
Diluted earnings (loss) per common share	$0.46	$0.57	(19)%	$(5.95)	$2.82	(311)%
Adjusted diluted earnings per common share	$0.54	$0.62	(13)%	$1.60	$1.56	3%
(1)Includes gallons and gallon equivalents converted as described in the table below.
"I'm proud of what we've achieved during my tenure, and this quarter's results reflect our financial discipline and the strength of our team," said Michael J. Kasbar, Chairman and Chief Executive Officer. "As I will soon be stepping back from day-to-day operations, I'm confident in Ira and our leadership team to carry our strategy forward. I look forward to supporting the company's long-term vision as Executive Chairman and helping ensure we remain focused on delivering value to shareholders."
"We delivered another quarter of strong cash flow and solid results in our Aviation segment. With the announced acquisition of Universal Trip Support, we're poised to further strengthen our Aviation portfolio," said Ira M. Birns, President and Chief Financial Officer. "While we continue to navigate market pressures in Land and Marine, we remain focused on sharpening our portfolio to focus on areas with the greatest long-term value. I'm excited to lead World Kinect as we build on this foundation and pursue new opportunities to enhance shareholder value."
Earnings Conference Call
An investor conference call will be held today, October 23, 2025, at 5:00 PM Eastern Time to discuss third quarter results. Participants can access the live webcast by visiting our website at ir.worldkinect.com. An on-demand replay of the webcast will be available shortly after the call.
About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a global energy management company offering fulfillment and related services to customers across the aviation, marine, and land-based transportation sectors. The company also supplies natural gas and power in the United States and Europe along with a broad suite of other sustainability-related products and services.
For more information, visit world-kinect.com.

Contacts
Braulio Medrano, Senior Director FP&A and Investor Relations
investor@worldkinect.com
Definitions
•"Net income (loss)" means net income (loss) attributable to World Kinect as presented in the Statements of Income and Comprehensive Income.
~~•~~"Operating margin" means income (loss) from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.
Our non-GAAP financial measures exclude acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted diluted earnings per common share ("Adjusted EPS") is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. For the purpose of calculating Adjusted EPS, the weighted average number of shares of common stock outstanding is adjusted to include the convertible note hedges. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, settled stock appreciation rights awards, and the convertible notes.
•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted income from operations is defined as income (loss) from operations excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, and costs associated with the Finnish bid error.

~~•~~Adjusted income from operations as a percentage of adjusted gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by Adjusted gross profit (as defined below).
•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, and costs associated with the Finnish bid error.
•Consolidated and Land Adjusted gross profit is defined as gross profit excluding the impact of costs associated with the Finnish bid error.
•Free cash flow is defined as operating cash flow minus total capital expenditures.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding the expected benefits of our executive leadership transition and our future performance. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Our actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements include, but are not limited to: the effects of tariffs and other trade restrictions, which can lead to continuing uncertainty and volatility in global financial and commodity markets, declining consumer confidence, lower personal and business travel and consequent demand for our fuel products; customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate, including as a result of geopolitical conflicts, including the current conflicts in Eastern Europe and the Middle East, and the actions of the U.S. presidential administration; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, including changes resulting from the One Big Beautiful Bill Act, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	September 30, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$473.6	$382.9
Accounts receivable, net of allowance for credit losses of $19.9 million and $22.5 million as of September 30, 2025 and December 31, 2024, respectively	2,078.7	2,432.6
Inventories	501.3	513.5
Prepaid expenses	79.9	71.4
Short-term derivative assets, net	122.6	176.5
Other current assets	381.4	382.2
Total current assets	3,637.5	3,959.2
Property and equipment, net	448.0	513.3
Goodwill	825.5	1,181.7
Identifiable intangible assets, net	238.9	261.2
Other non-current assets	910.4	816.4
Total assets	$6,060.4	$6,731.8
Liabilities:
Current liabilities:
Current maturities of long-term debt	$28.8	$84.0
Accounts payable	2,523.4	2,726.5
Short-term derivative liabilities, net	61.8	91.5
Accrued expenses and other current liabilities	539.5	535.8
Total current liabilities	3,153.4	3,437.8
Long-term debt	766.6	796.8
Other long-term liabilities	513.9	541.2
Total liabilities	4,433.9	4,775.8
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 55.6 and 56.7 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	0.6	0.6
Capital in excess of par value	5.2	30.0
Retained earnings	1,630.6	2,009.2
Accumulated other comprehensive income (loss)	(18.5)	(91.0)
Total World Kinect shareholders' equity	1,617.9	1,948.7
Noncontrolling interest	8.6	7.2
Total equity	1,626.5	1,955.9
Total liabilities and equity	$6,060.4	$6,731.8

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$9,391.8	$10,490.9	$27,887.6	$32,407.5
Cost of revenue	9,142.2	10,222.8	27,175.2	31,640.0
Gross profit	249.6	268.1	712.4	767.5
Operating expenses:
Compensation and employee benefits	112.4	122.9	323.0	357.7
General and administrative	69.5	71.8	209.2	219.7
Goodwill and other asset impairments	—	1.2	443.1	3.6
Restructuring charges	4.9	—	25.9	5.7
Total operating expenses	186.8	195.8	1,001.2	586.7
Income (loss) from operations	62.9	72.3	(288.8)	180.7
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(25.9)	(24.0)	(74.4)	(80.4)
Other income (expense), net	1.8	1.3	(74.8)	96.4
Total non-operating income (expense), net	(24.0)	(22.6)	(149.2)	16.0
Income (loss) before income taxes	38.8	49.6	(438.0)	196.7
Provision for income taxes	10.7	14.6	(105.8)	27.6
Net income (loss) including noncontrolling interest	28.1	35.0	(332.2)	169.1
Net income (loss) attributable to noncontrolling interest	2.4	1.5	2.5	(0.1)
Net income (loss) attributable to World Kinect	$25.7	$33.5	$(334.7)	$169.2
Basic earnings (loss) per common share	$0.46	$0.57	$(5.95)	$2.84
Basic weighted average common shares	55.6	58.8	56.2	59.5
Diluted earnings (loss) per common share	$0.46	$0.57	$(5.95)	$2.82
Diluted weighted average common shares	55.9	59.2	56.2	60.0
Comprehensive income:
Net income (loss) including noncontrolling interest	$28.1	$35.0	$(332.2)	$169.1
Other comprehensive income (loss):
Foreign currency translation adjustments	(0.3)	17.1	74.0	16.5
Cash flow hedges, net of income tax expense (benefit) of ($0.1) and ($2.1) for the three months ended September 30, 2025 and 2024, respectively, and net of income tax expense (benefit) of $(0.6) and $(3.2) for the nine months ended September 30, 2025 and 2024, respectively	(0.3)	(5.9)	(1.5)	(8.8)
Total other comprehensive income (loss)	(0.6)	11.2	72.5	7.8
Comprehensive income (loss) including noncontrolling interest	27.5	46.2	(259.7)	176.9
Comprehensive income (loss) attributable to noncontrolling interest	2.4	1.5	2.5	(0.1)
Comprehensive income (loss) attributable to World Kinect	$25.1	$44.7	$(262.2)	$177.0

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$28.1	$35.0	$(332.2)	$169.1
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	11.3	(14.4)	24.9	32.0
(Gain) loss on sale of business	—	—	81.7	(96.0)
Depreciation and amortization	23.5	25.5	73.0	75.3
Noncash operating lease expense	8.2	8.2	27.1	24.2
Provision for credit losses	1.6	1.5	5.7	5.5
Share-based payment award compensation costs	4.5	5.9	13.8	17.7
Deferred income tax expense (benefit)	26.6	13.5	(113.3)	(18.0)
Unrealized foreign currency (gains) losses, net	14.6	5.3	17.0	19.4
Goodwill and other asset impairment charges	—	1.2	443.1	3.6
Other	4.3	5.3	16.7	17.0
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	50.6	137.4	219.2	252.2
Inventories	(26.9)	24.6	(7.0)	43.1
Prepaid expenses	(4.2)	(6.0)	(11.8)	(16.4)
Other current assets	(64.5)	(13.0)	(48.9)	3.1
Cash collateral with counterparties	12.6	(2.8)	27.6	76.7
Other non-current assets	0.6	(18.4)	(55.5)	(84.9)
Change in derivative assets and liabilities, net	4.2	(1.6)	6.2	(5.8)
Accounts payable	(0.2)	(250.8)	(90.2)	(353.6)
Accrued expenses and other current liabilities	35.0	2.7	(38.3)	(43.2)
Other long-term liabilities	(13.9)	2.2	(0.1)	18.5
Net cash provided by (used in) operating activities	116.1	(38.5)	258.7	139.6
Cash flows from investing activities:
Proceeds from sale of business, net of divested cash	—	(0.3)	23.4	200.1
Capital expenditures	(14.1)	(18.2)	(44.2)	(50.3)
Other investing activities, net	14.1	(46.4)	16.0	(50.9)
Net cash provided by (used in) investing activities	—	(65.0)	(4.8)	98.9
Cash flows from financing activities:
Borrowings of debt	577.0	862.0	2,201.0	2,747.0
Repayments of debt	(598.8)	(870.1)	(2,281.7)	(2,766.1)
Dividends paid on common stock	(11.0)	(10.1)	(30.3)	(28.6)
Repurchases of common stock	—	(28.3)	(45.0)	(57.4)
Payments of deferred consideration for acquisitions	—	(0.4)	(0.4)	(51.3)
Other financing activities, net	0.3	(1.0)	(7.3)	(6.1)
Net cash provided by (used in) financing activities	(32.6)	(47.8)	(163.7)	(162.6)
Effect of exchange rate changes on cash and cash equivalents	(13.1)	0.5	0.5	(6.4)
Net increase (decrease) in cash and cash equivalents	70.4	(150.8)	90.7	69.5
Cash and cash equivalents, as of the beginning of the period	403.2	524.6	382.9	304.3
Cash and cash equivalents, as of the end of the period	$473.6	$373.8	$473.6	$373.8

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Revenue:	2025	2024	2025	2024
Aviation segment	$4,868.1	$5,218.4	$14,247.4	$15,731.3
Land segment	2,535.6	3,151.6	7,825.9	9,860.6
Marine segment	1,988.1	2,121.0	5,814.3	6,815.6
Total revenue	$9,391.8	$10,490.9	$27,887.6	$32,407.5
Gross profit:
Aviation segment	$142.8	$129.0	$396.4	$365.2
Land segment	81.4	101.9	227.8	280.1
Marine segment	25.5	37.2	88.2	122.2
Total gross profit	$249.6	$268.1	$712.4	$767.5
Income (loss) from operations:
Aviation segment	$77.1	$68.7	$204.9	$180.6
Land segment	11.7	15.2	(400.4)	29.4
Marine segment	4.7	14.9	(6.1)	52.1
Corporate overhead - unallocated	(30.7)	(26.5)	(87.2)	(81.4)
Total income (loss) from operations	$62.9	$72.3	$(288.8)	$180.7
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Volume (Gallons):	2025	2024	2025	2024
Aviation Segment	1,829.1	1,904.6	5,385.3	5,402.7
Land Segment (1)	1,382.5	1,495.6	4,220.0	4,542.9
Marine Segment (2)	1,071.4	1,043.0	3,074.4	3,284.6
Consolidated Total	4,282.9	4,443.2	12,679.7	13,230.2
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.1 and 4.0 for the three months ended September 30, 2025 and 2024, respectively; and 11.6 and 12.4 for the nine months ended September 30, 2025 and 2024, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2025		2024		2025		2024
	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)
GAAP measure	$25.7	$0.46	$33.5	$0.57	$(334.7)	$(5.95)	$169.2	$2.82
Impact of adjustments to weighted average diluted shares outstanding (1)	—	—	—	—	—	0.04	—	—
(Gain) loss on sale of business	—	—	(0.1)	—	82.3	1.45	(96.1)	(1.60)
Goodwill and other asset impairments	—	—	1.2	0.02	443.1	7.82	3.6	0.06
Exit costs - provision for credit losses	0.5	0.01	—	—	0.5	0.01	—	—
Finnish bid error	0.4	0.01	—	—	0.4	0.01	1.3	0.02
Restructuring charges	4.9	0.09	—	—	25.9	0.46	5.7	0.10
Income tax impacts	(1.5)	(0.03)	2.1	0.04	(126.9)	(2.24)	9.9	0.17
Adjusted non-GAAP measure	$30.0	$0.54	$36.7	$0.62	$90.6	$1.60	$93.6	$1.56
(1)For the nine months ended September 30, 2025, Adjusted diluted earnings per share was calculated considering the impact of dilutive shares that were not considered for GAAP purposes as this period was in a net loss position. For the nine months ended September 30, 2025, GAAP weighted-average shares outstanding were 56.2 million and, for non-GAAP purposes, were adjusted by 0.4 million dilutive shares resulting in non-GAAP weighted average shares outstanding of 56.6 million. There were no adjustments made to diluted weighted-average shares outstanding for any other period presented.

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) including noncontrolling interest	$28.1	$35.0	$(332.2)	$169.1
Interest expense and other financing costs, net	25.9	24.0	74.4	80.4
Provision (benefit) for income taxes	10.7	14.6	(105.8)	27.6
Depreciation and amortization	23.5	25.5	73.0	75.3
EBITDA	88.2	99.1	(290.6)	352.4
(Gain) loss on sale of business	—	(0.1)	82.3	(96.1)
Goodwill and other asset impairments	—	1.2	443.1	3.6
Exit costs - provision for credit losses	0.5	—	0.5	—
Finnish bid error	0.4	—	0.4	1.3
Restructuring charges	4.9	—	25.9	5.7
Adjusted EBITDA	$94.0	$100.1	$261.6	$266.9

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended September 30,
	2025			2024
	Gross Profit	Operating Expenses	Operating Income (Loss)	Gross Profit	Operating Expenses	Operating Income (Loss)
GAAP measure	$249.6	$186.8	$62.9	$268.1	$195.8	$72.3
Goodwill and other asset impairments	—	—	—	—	(1.2)	1.2
Exit costs - provision for credit losses	—	(0.5)	0.5	—	—	—
Finnish bid error	—	(0.4)	0.4	—	—	—
Restructuring charges	—	(4.9)	4.9	—	—	—
Adjusted non-GAAP measure	$249.6	$181.0	$68.6	$268.1	$194.7	$73.5

Reconciliation of GAAP to non-GAAP financial measures:	For the Nine Months Ended September 30,
	2025			2024
	Gross Profit	Operating Expenses	Operating Income (Loss)	Gross Profit	Operating Expenses	Operating Income (Loss)
GAAP measure	$712.4	$1,001.2	$(288.8)	$767.5	$586.7	$180.7
Goodwill and other asset impairments	—	(443.1)	443.1	—	(3.6)	3.6
Exit costs - provision for credit losses	—	(0.5)	0.5	—	—	—
Finnish bid error	—	(0.4)	0.4	—	(1.3)	1.3
Restructuring charges	—	(25.9)	25.9	—	(5.7)	5.7
Adjusted non-GAAP measure	$712.4	$531.3	$181.1	$767.5	$576.0	$191.4

Reconciliation of GAAP to non-GAAP financial measure:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$116.1	$(38.5)	$258.7	$139.6
Capital expenditures	(14.1)	(18.2)	(44.2)	(50.3)
Free cash flow	$102.0	$(56.8)	$214.5	$89.3